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                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF ENTERCOM COMMUNICATIONS CORP.]

                                      February ___, 2002

Entercom Communications Corp.
401 City Avenue, Suite 409
Bala Cynwyd, Pennsylvania 19004

        Re:    $250 Million Aggregate Offering Price of
               Class A Common Stock and Preferred Stock of Entercom Communications Corp.

Ladies and Gentlemen:

        I am the Executive Vice President, Secretary and General Counsel of Entercom Communications Corp., a Pennsylvania corporation (the "Company"), a full time employee of the Company and a licensed attorney in the Commonwealth of Pennsylvania. In connection with the registration statement on Form S-3 (the "Registration Statement") expected to be filed by Entercom, Entercom Radio, LLC, a Delaware limited liability company ("Entercom Radio") and Entercom Capital, Inc., a Delaware corporation ("Entercom Capital") and certain of Entercom's direct or indirect subsidiaries which are co-registrants on the Registration Statement (together with Entercom, Entercom Radio and Entercom Capital, the "Co-Registrants") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), you have requested my opinion with respect to the matters set forth below.

        You have provided me with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration of up to $500 million aggregate offering price by (i) Entercom of (a) shares of Class A common stock, par value $0.01 per share (the "Class A Common Stock"), or (b) one or more series of preferred stock, par value $0.01 per share (the "Preferred Stock"), and (ii) Entercom Radio of one or more series of debt securities (the "Debt Securities") which will be guaranteed by Entercom and may be guaranteed by one or more of the Co-Registrants (collectively, the "Guarantees"). The Debt Securities may be co-issued by Entercom Capital.

        In my capacity as your counsel in connection with such registration, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Class A Common Stock and Preferred Stock, and for the purposes of this opinion, have assumed that such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.



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        In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

        I am opining herein as to the effect on the subject transaction(s) only of the internal laws of the Commonwealth of Pennsylvania, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any agencies within any state. Various issues concerning the Debt Securities and the Guarantees are addressed in the opinion of Latham & Watkins, special counsel to the Company, which has been provided to you separately, and I express no opinion with respect to the matters addressed therein.

        Subject to the foregoing and the other matters set forth herein, it is my opinion that as of the date hereof:

        1. When the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and upon adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for such shares of Class A Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares of Class A Common Stock as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares of Class A Common Stock, the Company has a sufficient number of authorized but unissued shares of Class A Common Stock under the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and (iii) such shares of Class A Common Stock as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

        2. When (i) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (ii) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for such shares of such series of Preferred Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (a) the terms of such shares of such series of Preferred Stock as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) at the time of issuance of such shares of such series of Preferred Stock, the Company has a sufficient number of authorized but unissued shares of Preferred Stock under the Certificate of Incorporation, and (c) such shares of such series of Preferred Stock as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company,

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whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

        I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the Prospectus included therein.



                                            Very truly yours,


                                            /s/ John C. Donlevie
                                            ------------------------------------
                                            John C. Donlevie, Esq.
                                            Executive Vice President, Secretary
                                            and General Counsel of Entercom
                                            Communications Corp.


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